EXHIBIT 10.1

AMENDING AGREEMENT

THIS AGREEMENT (the “Amending Agreement”) made effective as of the 31st day of July, 2008.

AMONG:

AMERPRO INDUSTRIES, INC., a corporation existing under the laws of Alberta with a business office at 1708 West 6th Avenue, Vancouver, British Columbia  V6J 5E8

(“Parent”)

AND:

AMERPRO INDUSTRIES US LTD., a corporation existing under the laws of the State of Nevada with a registered and records office at 1000, 250 – 2nd Street SW, Calgary, Alberta  T2P 0C1

(“Participant”)

AND:

GULF WESTERN PETROLEUM CORPORATION, a corporation existing under the laws of the State of Nevada with an office at 4801 Woodway Drive, Suite 306W, Houston, Texas  77056

(“GWPC”)

AND:

GULF WESTERN PETROLEUM, LP, a registered limited partnership under the laws of the State of Texas with an office for service at 4801 Woodway Drive, Suite 306W, Houston, Texas  77056

(“GWPLP”)

AND:

CASKIDS OPERATING COMPANY, a corporation  with an office at 3637 W. Alabama Street, Suite 400, Houston, Texas  77027-5902

(“Operator”)

WHEREAS:

(A)                     the parties hereto entered into a Participation and Exclusivity Agreement dated effective June 10, 2008 pursuant to which, and subject to the terms thereof, GWPC granted to Participant the exclusive right to conduct due diligence and participate in drilling opportunities on the Lease (the “Participation Agreement”);

(B)                     §11.3 of the Participation Agreement provides that such agreement may be amended by an agreement in writing signed by the parties thereto;

(C)                     the parties hereto wish to amend the terms of the Participation Agreement in the manner set forth herein;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree to amend the Participation Agreement as follows:

1.                        In this Amending Agreement capitalized terms not otherwise defined herein will have the meaning given to them in the Participation Agreement.

2.                        The definition of “GWPC” is hereby deleted in its entirety and replaced with the following:

3.                        “Gulf Western Petroleum Corporation and its wholly owned subsidiary Gulf Western Petroleum, LP (together referred to as “GWPC”)”

4.                        The definition of “Exclusivity Period” is hereby deleted in its entirety and replaced with the following:

“This exclusive right shall be in effect from the Effective Date until 5 pm August 28, 2008 (the “Exclusivity Period”).”

5.                        §1.1 of the of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the terms and provisions of this Agreement, Participant shall deliver to GWPC by wire transfer or other immediately available funds the amount of one hundred thousand dollars ($100,000) (the “Deposit”).”

6.                        §2.3 of the of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

“The Closing shall be held at 10:00 a.m. in the registered offices of GWPC on August 28, 2008, or at such other date or time, or in such other location, as GWPC and Participant may mutually agree in writing (the “Closing”).  Each Party’s obligations at Closing are each a condition precedent to the other’s obligations at Closing and each shall be deemed to have occurred simultaneously.”

7.                        §3.1 of the of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

“3.1(a)                       At Closing, Participant shall pay to GWPC by wire transfer or other immediately available funds the amount of two hundred and sixty thousand dollars ($260,000) (the “Prospect Generation Fee”), less the Deposit paid by Participant (which sum is referred to as the “Closing Amount” in consideration of GWPC’s geological and geophysical interpretations, seismic data, leasehold and data acquisition costs and administrative expenses relative to the Prospect Area and the right to participate in the Prospect Wells.

(b)                              Until such time as GWPC has received the sum of one million dollars ($1,000,000), which sum is referred to as the “Proceeds Payment”, all production revenues attributable to the Parties’ net revenue interests in a Commercial Well drilled pursuant to this Agreement shall be paid to GWPC.  Upon receipt of the Proceeds Payment, production revenues shall be paid to the Parties in accordance with the terms of this Agreement and the JOA.

8.                        §8.2 of the of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

“Each Assignment shall grant GWPC the right to receive, on a well-by-well basis, an assignment of an additional undivided fifteen percent (15%) of 8/8ths working interests with a Net Revenue Interest of 10.8% in and to the Commercial Well and associated acreage after the Participant has received production revenues attributable to its net revenue interest in such Commercial Well equal to 110% of the costs expended by Participant to drill, complete and connect such Commercial Well (“Payout”). Participant agrees to deliver a recordable assignment of such interest to GWPC within the (10) days of each Payout, free and clear of any liens and encumbrances not filed of record prior to Participant’s receipt of such Assignment. In the event GWPC owned less than 95.75% of the working interest in and to the interest originally assigned to Participant pursuant to Section 8.1, and such Defect has been waived by Participant, the interest assigned to GWPC as set forth in this Section 8.2 shall be proportionately reduced.”

9.                        GWPLP wishes to become a party to the Participation Agreement and agrees to be bound by the terms and conditions contained therein.

10.                      The Participation Agreement, as amended hereby, is in all other respects, ratified, confirmed and approved.

11.                      This Amending Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Amending Agreement has been executed by the parties hereto as of the day and year first above written.

AMERPRO INDUSTRIES US LTD.

Per:	/ s / Dan Jabour
Authorized Signatory

AMERPRO INDUSTRIES INC.

Per:	/ s / Dan Jabour
Authorized Signatory

GULF WESTERN PETROLEUM CORPORATION

Per:	/ s / Wm. Milton Cox
Authorized Signatory

GULF WESTERN PETROLEUM, LP

Per:	/ s/ Wm. Milton Cox
Authorized Signatory

CASKIDS OPERATING COMPANY

Per:	/ s / M L. Caswell
Authorized Signatory